Exhibit 32.1

JetBlue Airways Corporation

CERTIFICATION PURSUANT TO SECTION 1350

In connection with the Quarterly Report of JetBlue Airways Corporation on Form 10-Q for the quarterly period ended June 30, 2004, as filed with the Securities and Exchange Commission on July 27, 2004 (the “Report”), the undersigned, in the capacities and on the dates indicated below, each hereby certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of JetBlue Airways Corporation.

Date: July 27, 2004	By:	/s/ DAVID NEELEMAN
Chief Executive Officer

Date: July 27, 2004	By:	/s/ JOHN OWEN
Executive Vice President and Chief Financial Officer